Report of Independent
Registered Public
Accounting Firm

To the Shareholders and
Board of Directors of the
Japan Smaller
Capitalization
Fund Inc
In planning and
performing our audit of
the financial statements
of Japan Smaller
Capitalization Fund Inc.
the Fund as of and for the
year ended February 29
2008 in accordance with
the standards of the
Public Company
Accounting Oversight
Board United States we
considered the Funds
internal control over
financial reporting
including controls over
safeguarding securities as
a basis for designing our
auditing procedures for
the purpose of expressing
our opinion on the
financial statements and
to comply with the
requirements of Form
NSAR but not for the
purpose of expressing an
opinion on the
effectiveness of the Funds
internal control over
financial reporting.
Accordingly we express
no such opinion
The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting In
fulfilling this
responsibility estimates
and judgments by
management are required
to assess the expected
benefits and related costs
of controls. A Funds
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles. A
funds internal control
over financial reporting
includes those policies
and procedures that 1
pertain to the
maintenance of records
that, in reasonable detail
accurately and fairly
reflect the transactions
and dispositions of the
assets of the fund 2
provide reasonable
assurance that
transactions are recorded
as necessary to permit
preparation of financial
statements in accordance
with generally accepted
accounting principles and
that receipts and
expenditures of the fund
are being made only in
accordance with
authorizations of
management and
directors of the fund; and
3 provide reasonable
assurance regarding
prevention or timely
detection of unauthorized
acquisition use or
disposition of a funds
assets that could have a
material effect on the
financial statements.
Because of its inherent
limitations internal
control over financial
reporting may not prevent
or detect misstatements.
Also projections of any
evaluation of
effectiveness to future
periods are subject to the
risk that controls may
become inadequate
because of changes in
conditions or that the
degree of compliance
with the policies or
procedures may
deteriorate.
A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or
employees in the normal
course of performing
their assigned functions
to prevent or detect
misstatements on a timely
basis. A material
weakness is a deficiency
or a combination of
deficiencies, in internal
control over financial
reporting such that there
is a reasonable possibility
that a material
misstatement of the funds
annual or interim
financial statements will
not be prevented or
detected on a timely
basis.
Our consideration of
the Funds internal
control over
financial reporting
was for the limited
purpose described in
the first paragraph
and would not
necessarily disclose
all deficiencies in
internal control that
might be material
weaknesses under
standards established
by the Public
Company
Accounting
Oversight Board
United States.
However we noted
no deficiencies in
the Funds internal
control over
financial reporting
and its operation
including controls
over safeguarding
securities that we
consider to be a
material weakness as
defined above as of
February 29 2008.
This report is
intended solely for
the information and
use of management
and the Board of
Directors of Japan
Smaller
Capitalization Fund
Inc. and the
Securities and
Exchange
Commission and is
not intended to be
and should not be
used by anyone
other than these
specified parties.



Ernst and Young LLP

New York  New York
April 21 2008